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                          CONSENT OF DIRECTOR DESIGNEE
                          ----------------------------


To The Board of Directors
Educational Video Conferencing, Inc.

     The undersigned hereby consents to the use of my name and the statements with respect to me appearing under the headings "Management" and "Principal Stockholders" included in the Registration Statement.


                                                  /s/ ROYCE N. FLIPPIN, JR.

                                                  Royce N. Flippin, Jr.


New York, New York
February 3, 1999